[Restated electronically for SEC filing purposes only]



                                RESTATED CHARTER
                                       OF
                           DOLLAR GENERAL CORPORATION


         1.       The name of the corporation is Dollar General Corporation.

         2.       The corporation is for profit.

         3.       The duration of the corporation is perpetual.

         4. The street address and zip code of the corporation's principal office in Tennessee will be:

                                    104 Woodmont Blvd., Suite 500
                                    Nashville, Tennessee 37205
                                    County of Davidson

         5. (a) The name of the  corporation's  registered  agent is  Robert  C.
Layne.

            (b) The street address, zip code, and county of the corporation's registered office and registered agent in Tennessee shall be:

                                    104 Woodmont Blvd., Suite 500
                                    Nashville, Tennessee 37205
                                    County of Davidson

         6. The corporation is organized to do any and all things and to exercise any and all powers, rights, and privileges that a corporation may now or hereafter be organized to do or to exercise under the Tennessee Business Corporation Act, as amended from time to time.

         7. The maximum number of shares of stock the corporation is authorized to issue is:

                  (a) Five hundred million (500,000,000) shares of common stock, $.50 par value per share, which shall be entitled to one vote per share and, upon dissolution of the corporation, shall be entitled to receive the net assets of the corporation.

                  (b) One million seven hundred fifteen thousand seven hundred forty-two (1,715,742) shares of Series A Convertible Junior Preferred Stock,
$.50 par value per share. The following is a statement of the powers, designations, preferences and relative, participating, optional and other special rights of the Series A Convertible Junior Preferred Stock and the qualifications, limitations and restrictions of the Series A Convertible Junior Preferred Stock.

                  Voting Rights. Each share of Series A Convertible Junior Preferred Stock shall entitle the holder thereof to vote with the holders of the shares of Common Stock of the Corporation on all matters submitted to a vote of the holders of the shares of Common Stock of the Corporation and to have the number of votes as such holder would have upon conversion of the Series A Convertible Junior Preferred Stock to Common Stock as provided in paragraph
(iv)(C)(4). The holders of the Series A Convertible Junior Preferred Stock shall vote separately as a class only on such matters that require a class vote by law.

                  Dividends. Subject to the rights of the holders of any shares of any series of preferred stock ranking superior to the Series A Convertible Junior Preferred Stock with respect to dividends, the holders of Series A Convertible Junior Preferred Stock shall be entitled to receive cash dividends out of funds legally available therefor, if, when and as cash dividends are declared by the Board of Directors and paid out of funds legally available therefor with respect to the Common Stock, in an amount equal to ninety percent (90%) of the dividend paid per share of Common Stock times the number of shares of Common Stock that the holder of the Series A Convertible Junior Preferred Stock would be entitled to receive upon conversion pursuant to paragraph
(iv)(C)(4) for each share of Series A Convertible Junior Preferred Stock then held ("Participating Dividends"). If the Board of Directors shall declare a cash dividend on the Common Stock, the Board of Directors shall simultaneously declare a Participating Dividend on the Series A Convertible Junior Preferred Stock.

                  Liquidation, Merger, Etc.

                         (A)  In  the  event  of the  voluntary  or  involuntary
liquidation, dissolution or winding-up of the Corporation, after payment in full of all amounts due and owing to creditors and holders of superior rights of any series or class of preferred stock, if any, the holders of Series A Convertible Junior Preferred Stock shall first be entitled, before any distribution is made upon any shares of Common Stock of the Corporation, to receive a preferential payment from the assets of the Corporation of cash or property (to the extent of funds legally available therefor) equal to $.50 per share (the "Series A Preference Amount") of Series A Convertible Junior Preferred Stock, such amount payable with respect to one share of Series A Convertible Junior Preferred Stock being sometimes referred to as the "Series A Liquidation Payment" and with respect to all shares of Series A Convertible Junior Preferred Stock being sometimes referred to as the "Series A Liquidation Payments." If upon such liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, the assets to be distributed among the holders of Series A Convertible Junior Preferred Stock shall be insufficient to permit payment to the holders of Series A Convertible Junior Preferred Stock of the Series A Liquidation Payments, then the entire assets of the Corporation to be so distributed shall be distributed ratably among the holders of Series A Convertible Junior Preferred Stock.

                         (B)   Upon  any  such   liquidation,   dissolution   or
winding-up of the Corporation, after the holders of Series A Convertible Junior Preferred Stock shall have been paid the Series A Liquidation Payments in full and the payment of any other distribution that may be required with respect to any series of preferred stock that may from time to time come into existence ranking on a parity with or senior to the Series A Convertible Junior Preferred Stock, the remaining net assets of the Corporation shall be distributed to the holders of stock ranking on liquidation junior to the Series A Convertible

Junior Preferred Stock. Written notice of such liquidation, dissolution or winding-up, stating a payment date and, to the extent known, the amount of the Series A Liquidation Payments and the place where said Series A Liquidation Payments shall be payable, shall be given by first class mail (postage prepaid), by telecopy, by overnight courier, or by telex, not less than ten (10) calendar days prior to the payment date stated therein, to the holders of record of the Series A Convertible Junior Preferred Stock, such notice to be addressed to each such holder at the address shown on the stock transfer records of the Corporation.

                         (C) In case outstanding  shares of Series A Convertible
Junior Preferred Stock shall be subdivided (by stock split, stock dividend or otherwise) into a greater number of shares of Series A Convertible Junior Preferred Stock, the relevant Series A Preference Amount in effect immediately prior to each such subdivision shall, simultaneously with the effectiveness of such subdivision, be proportionately reduced, and, conversely, in the case outstanding shares of Series A Convertible Junior Preferred Stock shall be combined into a smaller number of shares of Series A Convertible Junior Preferred Stock, the relevant Series A Preference Amount in effect immediately prior to each such combination, shall, simultaneously with the effectiveness of such combination, be proportionately increased.

                         (D)  Whenever  the  distribution  provided  for in this
Paragraph (iii) shall be payable in property other than cash, the value of such distribution shall be the fair market value of such property as determined in good faith by the Board of Directors of the Corporation.

                  (iv) Conversion.

                         (A) Right of  Conversion.  At the  option of the holder
thereof, at any time following the second anniversary of the date the shares of Series A Convertible Junior Preferred stock are issued (the "Initial Issuance Date"), each share of Series A Convertible Junior Preferred Stock may be converted into shares of fully paid and nonassessable Common Stock at the Conversion Rate (as hereinafter defined), determined as hereinafter provided, in effect on the date the certificate is surrendered for conversion. The option to convert shares of the Series A Convertible Junior Preferred Stock may be exercised by surrendering to the Corporation or any transfer agent for the Series A Convertible Junior Preferred Stock the certificate or certificates for the shares of Series A Convertible Junior Preferred Stock so to be converted, with the notice of conversion on such certificate duly completed and executed. Shares shall be deemed to have been converted immediately prior to the close of business on the day of surrender of such shares in the manner herein prescribed for conversion and the person entitled to receive the Common Stock issuable upon such conversion shall be treated for all purposes as the record holder of such Common Stock as of such date. The holder of Series A Convertible Junior Preferred Stock, upon surrender of such certificates for conversion, shall not thereafter receive any Participating Dividend except any Participating Dividend for which the record date preceded the conversion date and the payment date shall be subsequent to the conversion date.

                         (B) Automatic Conversion of Series A Convertible Junior
Preferred Stock Upon the Sale and Transfer Pursuant to a Foreclosure by a Third Party, Upon Dissolution or Termination of a Holder, or Upon the Merger, Consolidation, Share Exchange of the Corporation or Sale of All or Substantially All of the Corporation's Assets.

                            (1)  Upon  the  sale  and  transfer  pursuant  to  a
foreclosure by a third party (not to include any CTS Shareholder, a direct beneficiary (as of the Initial Issuance Date) of the Turner Children Trust dated January 21, 1980, or a wholly owned entity of one of the direct beneficiaries) of a security interest in shares of Series A Convertible Junior Preferred Stock, such shares of Series A Convertible Junior Preferred Stock shall be converted automatically into the number of shares of Common Stock into which such shares of Series A Convertible Junior Preferred Stock are then convertible pursuant to Paragraph (iv)(C) on the date of such foreclosure without any further action by the holder or transferee of such shares of Series A Convertible Junior Preferred Stock and whether or not the certificates representing such shares are surrendered to the Corporation or its transfer agent for the Series A
Convertible Junior Preferred Stock. In order to receive a Common Stock certificate, the transferee of the shares of Series A Convertible Junior Preferred Stock shall surrender to the Corporation or its transfer agent for the Series A Convertible Junior Preferred Stock the certificate or certificates representing such shares properly endorsed or accompanied by proper instruments of assignment, duly executed by or on behalf of the record holder of such certificate or certificates. Certificates representing the shares of Common Stock into which such shares of Series A Convertible Junior Preferred Stock were so converted will be issued as soon as practicable.

                            (2) Except for the  distribution of shares of Series
A Convertible Junior Preferred Stock upon the dissolution of the initial holder of the Series A Convertible Junior Preferred Stock, upon the dissolution or termination of a holder of Series A Convertible Junior Preferred Stock, such shares of Series A Convertible Junior Preferred Stock held by such holder shall be converted automatically into the number of shares of Common Stock into which such shares of Series A Convertible Junior Preferred Stock are then convertible pursuant to Paragraph (iv)(C) on the date of such dissolution or termination without any further action by the holder of such shares of Series A Convertible Junior Preferred Stock and whether or not the certificates representing such shares are surrendered to the Corporation or its transfer agent for the Series A Convertible Junior Preferred Stock. In order to receive a Common Stock certificate, the distributee or distributees of such shares of Series A Convertible Junior Preferred Stock shall surrender to the Corporation or its transfer agent for the Series A Convertible Junior Preferred Stock the certificate or certificates representing such shares accompanied by evidence of the dissolution or termination of the record holder of such shares and duly executed instructions for the transfer of such shares. Certificates representing the shares of Common Stock into which such shares of Series A Convertible Junior Preferred Stock were so converted will be issued as soon as practicable.

                            (3) In the  event of any  merger,  consolidation  or
share exchange of the Corporation into or with any other corporation or entity, in which the Corporation is not the surviving entity (except for purposes of a merger effected exclusively for the purpose of changing the domicile of the Corporation), or sale of all or substantially all of the assets of the Corporation, all outstanding shares of Series A Convertible Junior Preferred Stock shall be automatically converted immediately prior to consummation of such event into the number of shares of Common Stock specified in Paragraph
(iv)(C)(4) (regardless of the date of such merger, consolidation, share exchange, sale of all or substantially all of the Corporation's assets) without any further action by the holder of such shares and whether or not the certificates representing such shares are surrendered to the Corporation or its transfer agent for the Series A Convertible Junior Preferred Stock. The agent responsible for the receipt of certificates representing shares of the Corporation's Common Stock and the payment or distribution of the consideration to be received by the shareholders of the Corporation in such merger, consolidation or share exchange shall be instructed to receive and treat certificates representing the Series A Convertible Junior Preferred Stock as if such certificates represented the applicable number of shares of Common Stock. In a transaction involving the sale of all or substantially all of the assets of the Corporation, certificates representing shares of Series A Convertible Junior Preferred Stock shall be treated as set forth in subparagraphs (1) and (2) above.

                         (C)  Conversion  Rate.  The  number of shares of Common
Stock issuable upon conversion of each share of Series A Convertible Junior Preferred Stock (the "Conversion Rate") shall be as follows, subject to adjustment as provided in paragraph (iv)(F):

                            (1) From the Initial Issuance Date through the third
anniversary date thereof, one share of the Series A Convertible Junior Preferred Stock shall be convertible into 4.5 shares of Common Stock;

                            (2) From the day  following  the  third  anniversary
date of the Initial Issuance Date through the fourth anniversary date thereof, one share of the Series A Convertible Junior Preferred Stock shall be convertible into a 4.625 shares of Common Stock;

                            (3) From the day  following  the fourth  anniversary
date of the Initial Issuance Date through the fifth anniversary date thereof, one share of the Series A Convertible Junior Preferred Stock shall be convertible into 4.75 shares of Common Stock; and

                            (4) After the fifth  anniversary date of the Initial
Issuance Date, one share of the Series A Convertible Junior Preferred Stock shall be convertible into 5.0 shares of Common Stock.

                         (D) No  Fractional  Shares to be Issued.  No fractional
shares of Common Stock nor scrip representing fractional shares shall be issued upon the conversion of the Series A Convertible Junior Preferred Stock. If more than one share of Series A Convertible Junior Preferred Stock shall be surrendered for conversion at one time by the same holder, the number of full shares which shall be issuable upon conversion thereof shall be computed on the basis of the aggregate number of Series A Convertible Junior Preferred Stock so surrendered. Instead of any fractional shares of Common Stock which would otherwise be issuable upon conversion of any share or shares of Series A Convertible Junior Preferred Stock, the Corporation shall pay a cash adjustment in respect of such fraction based on the fair value of such share.

                         (E) Extraordinary Event.

                            (1) Upon the occurrence of an  Extraordinary  Common
Stock Event (defined below), the holders of the Series A Convertible Junior Preferred Stock shall participate in any such Extraordinary Common Stock Event at the rate equal to the then applicable conversion rate as set forth in paragraph (iv)(C)(4) for each share of Series A Convertible Junior Preferred

Stock. An "Extraordinary Common Stock Event" shall mean (a) the issuance of additional shares of Common Stock as a dividend or other distribution on outstanding Common Stock, (b) a stock split or subdivision of outstanding share of Common Stock into a greater number of shares of Common Stock, or (c) a reverse stock split or combination of outstanding shares of Common Stock into a smaller number of shares of Common Stock.

                            (2)  Upon  the  occurrence  of  a   Recapitalization
(defined below) of the Corporation or the payment of a special dividend, defined herein as a cash dividend other than a regular periodic cash dividend paid in an amount exceeding 200% of any cash dividend paid per share within the immediately preceding fiscal year (a "Special Dividend"), the holders of the Series A
Convertible Junior Preferred Stock shall participate in any such Recapitalization or Special Dividend with the Common Stock on an as converted basis as determined at the then applicable conversion rate set forth in paragraph (iv)(C)(4) for each share of Series A Convertible Junior Preferred Stock. Recapitalization is defined herein as any recapitalization, reorganization or reclassification of the Common Stock of the Corporation.

                         (F) Adjustment to Conversion  Rate. Upon the occurrence
of an Extraordinary Common Stock Event as defined in (iv)(E)(1), the relevant Conversion Rates set forth in Paragraph (iv)(C) above shall be proportionately increased or decreased accordingly.

                         (G) Corporation Will Reserve Stock for Conversion.  The
Corporation shall at all times reserve and keep available out of its authorized Common Stock, solely for the purpose of issuance upon conversion of the Series A Convertible Junior Preferred Stock as herein provided, such number of shares of Common Stock as shall then be issuable upon the conversion of all outstanding Series A Convertible Junior Preferred Stock. All shares of Common Stock which shall be so issuable shall be duly authorized and, when issued upon conversion of the Series A Convertible Junior Preferred Stock, shall be validly issued, fully paid and nonassessable.

                         (H)  No  Charge  for   Conversion.   The   issuance  of
certificates for shares of Common Stock upon the conversion of any shares of the Series A Convertible Junior Preferred Stock shall be made without charge to the converting holder of the Series A Convertible Junior Preferred Stock for such certificates, and such certificates shall be issued in the name of, or in such names as may be directed by, the holder of the Series A Convertible Junior Preferred Stock; provided, however, that the Corporation shall not be required to pay any taxes or other governmental charges which may be payable in respect of any transfer involved in the issuance and delivery of any such certificate in a name other than that of the record holder of the Series A Convertible Junior Preferred Stock, and the Corporation shall not be required to issue or deliver such certificates unless or until the person or persons requesting the issuance thereof shall have paid to the Corporation the amount of such tax or other governmental charge or shall have established to the satisfaction of the Corporation that such tax or other governmental charge has been paid or provided for. The Corporation may also require, as a condition to the issuance and delivery of any such certificate, an opinion of counsel acceptable to the Corporation to the effect that the proposed transfer (as allowable under Paragraph (vii) hereof) either does not require registration, or that an exemption from registration is available, under federal or any applicable state securities law.

                         (v) Ranking.  The Series A Convertible Junior Preferred
Stock shall rank junior to all other series or classes of preferred stock of the Corporation.

                         (vi) No Redemption.  The shares of Series A Convertible
Junior Preferred Stock shall not be redeemable at the option of the holder or the Corporation.

                         (vii)  Transferability.  Except for the distribution of
shares of Series A Convertible Junior Preferred Stock upon the dissolution of the initial holder of the Series A Convertible Junior Preferred Stock, the holders of the shares of Series A Convertible Junior Preferred Stock may not sell, exchange, give, devise or otherwise dispose of, either voluntarily or involuntarily, or by operation of law (including a transfer pursuant to equitable distribution proceedings) any of the shares of Series A Convertible Junior Preferred Stock; provided, however, that the holders of the Series A Convertible Junior Preferred Stock may grant a security interest therein and provided further that the shares of Series A Convertible Junior Preferred Stock may be transferred to one or more of the original distributees of the original holder thereof or to one or more of the direct beneficiaries (as of the Initial Issuance Date) of the Turner Children Trust dated January 21, 1980.

                         (viii)  Right  of  First   Refusal  Upon   Foreclosure,
Dissolution of a Holder or Following the Death of a Holder.

                         (A) In the event of an automatic  conversion  of shares
of Series A Convertible Junior Preferred Stock into shares of Common Stock pursuant to the provisions of Paragraph (iv)(B)(1) hereof as a result of the sale and transfer pursuant to a foreclosure by a third party (not to include any CTS Shareholder, any direct beneficiary of the Turner Children Trust dated January 21, 1980, or a wholly owned entity of one of the direct beneficiaries any entity affiliated with such person(s) or entity) of a security interest in such shares, the Corporation shall have the right of first refusal to purchase such shares of Common Stock. The holder of shares of Series A Convertible Junior Preferred Stock that are the subject of a foreclosure proceeding shall give the Corporation thirty (30) days' prior written notice (the "Foreclosure Notice") of such pending foreclosure proceeding. The Foreclosure Notice shall state the name, address and telephone number of the party instituting the foreclosure proceedings (the "Foreclosuring Party") as well as the scheduled date of foreclosure. During the period following the receipt of the Foreclosure Notice and prior to the consummation of the foreclosure, the Corporation may elect to purchase the shares of Common Stock issuable upon the automatic conversion by giving the Foreclosing Party written notice prior to foreclosure of its intent to purchase such shares and stating the date (the "Closing Date") that such purchase shall be consummated, which shall be a date within ten (10) calendar days of the sale and transfer pursuant to the foreclosure. The purchase price per share for the shares of Common Stock to be purchased shall be the closing sale price of the Common Stock on the last trading day preceding the Closing Date as quoted on any national securities exchange on which the Corporation's Common Stock is listed, on The Nasdaq National Market, or, if price quotations for the Common Stock are not available on any such national securities exchange or The Nasdaq National Market, the mean between the closing bid and asked price of the Common Stock on the over-the-counter market as reported by the National Quotation Bureau, Incorporated, or, if no bid quotation is available on the over-the-counter market, the fair value of such Common Stock as determined in good faith by the Board of Directors.

                         (B) In the event of an automatic  conversion  of shares
of Series A Convertible Junior Preferred Stock into shares of Common Stock pursuant to the provisions of paragraph (iv)(B)(2) hereof as a result of the termination or dissolution of the holder of Series A Convertible Junior Preferred Stock, the Corporation shall have the right of first refusal to purchase such shares of Common Stock. The holder of shares of Series A Convertible Junior Preferred Stock shall give the Corporation thirty (30) days' prior written notice (the "Dissolution Notice") of such pending dissolution. The Dissolution Notice shall state the scheduled date of termination or dissolution. During the period following receipt of the Dissolution Notice and prior to consummation of such termination or dissolution, the Corporation may elect to purchase the shares of Common Stock, issuable upon the automatic conversion by giving the holder written notice prior to termination or dissolution of its intent to purchase such shares and stating the date (the "Closing Date") that such purchase shall be consummated, which shall be a date within ten (10) calendar days of the termination or dissolution. The purchase price per share for the shares of Common Stock to be purchased hereunder shall be the same as set forth in Paragraph (viii)(A) above.

                         (C) In the  event of the  death of a holder of Series A
Convertible Junior Preferred Stock, the subsequent conversion thereof, if any, by the estate (the "Estate") of such holder of such shares into Common Stock and any proposed sale of all or a portion thereof by the Estate, the Corporation shall have the right of first refusal to purchase such shares of Common Stock from the Estate. The Estate shall give the Corporation thirty (30) days' prior written notice of its intent to sell all or a portion of the underlying Common Stock (or if previously converted, notice of its intent to sell) stating the proposed sale date. During such thirty-day period following notice of the Estate's intentions to sell all or a portion of the underlying Common Stock, the Corporation may elect to purchase such shares of Common Stock by giving the estate written notice prior to the sale date of its intent to purchase such shares and stating the date that such purchase shall be consummated, which date shall be within ten (10) days of the requested date of conversion or sale if previously converted. The purchase price per share shall be determined as set forth in Paragraph (viii)(A) above.

                         (ix) Notices of Record Date. In the event of:

                         (A) any  taking by the  Corporation  of a record of the
holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, or any right to subscribe for, purchase or otherwise acquire any share of stock of any class or any other securities or property, or to receive any other right; or

                         (B)  any  recapitalization  of  the  Corporation,   any
reclassification of the capital stock of the Corporation, any merger or consolidation of the Corporation, or any transfer of all or substantially all of the assets of the Corporation to any other corporation, or any other entity or person; or

                         (C)   any   voluntary   or   involuntary   dissolution,
liquidation or winding-up of the Corporation; then and in each such event the Corporation shall mail or cause to be mailed to each holder of Series A Convertible Junior Preferred Stock a notice specifying (1) the date on which any such record is to be taken for the purpose of such dividend, distribution or right and a description of such dividend, distribution or right, (2) the date on which any such reorganization, reclassification, recapitalization, transfer, consolidation, merger, dissolution, liquidation or winding-up is expected to become effective and (3) the time, if any, that is to be fixed, as to when the holders of record of Common Stock (or other securities) for securities or other property deliverable upon such reorganization, reclassification, recapitalization, transfer, consolidation, merger, dissolution, liquidation or winding-up. Such notice shall be sent by first class mail (postage prepaid), or by telecopy or overnight courier or by telex, at least ten (10) calendar days prior to the date specified in such notice on which such action is to be taken.

                         (x) Status of  Converted  Series A  Convertible  Junior
Preferred Stock. No share(s) of Series A Convertible Junior Preferred Stock acquired by the Corporation by reason of repurchase, conversion or otherwise shall be reissued as Series A Convertible Junior Preferred Stock, and all such acquired shares shall (1) be canceled, retired and eliminated from the Series A Convertible Junior Preferred Stock and (2) shall become authorized and unissued shares of the Corporation's undesignated preferred stock set forth in Paragraph
(c) of Article 7 of the Corporation's Charter, as amended. No further corporate action by the Corporation shall be necessary to reduce the authorized number of shares of the Series A Convertible Junior Preferred Stock solely as a result of the conversion of shares of the Series A Convertible Junior Preferred Stock.

                  (c) Ten million (10,000,000) shares of preferred stock, no par value per share. Shares of preferred stock may be issued from time to time in one or more classes or series, each such class or series to be so designated as to distinguish the shares thereof from the shares of all other classes and series. The Board of Directors is hereby vested with the authority to divide preferred stock into classes or series and to fix and determine the relative rights, preferences, qualifications, and limitations of the shares of any class or series so established.

                  (d) Series B Junior Participating Preferred Stock. Pursuant to the authority vested in the Board of Directors in accordance with the provisions of this Article 7 of the Charter, the Board of Directors does hereby create, authorize and provide for the issuance of the Series B Junior Participating Preferred Stock out of the class of 10,000,000 shares of preferred stock, having the voting powers, designation, relative, participating, optional and other special rights, preferences, and qualifications, limitations and restrictions thereof that are set forth as follows:

                         (i) Designation  and Amount.  The shares of such series
shall be designated as Series B Junior Participating Preferred Stock ("Series B Preferred Stock") and the number of shares constituting such series shall be 5,000,000. Such number of shares may be adjusted by appropriate action of the Board of Directors.

                         (ii) Dividends and Distributions.  Subject to the prior
and superior rights of the holders of any shares of any other series of preferred stock or any other shares of preferred stock of the corporation ranking prior and superior to the shares of Series B Preferred Stock with respect to dividends, each holder of one one-hundredth (1/100) of a share (a "Unit") of Series B Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for that purpose, dividends at the same rate as dividends are paid with respect to the common stock. In the event that the corporation shall at any time after February 21, 2000 (the "Rights Dividend Declaration Date") (1) declare or pay any dividend on outstanding shares of common stock payable in shares of common stock; (2) subdivide outstanding shares of common stock; or (3) combine outstanding shares of common stock into a smaller number of shares, then in each such case the amount to which the holder of a Unit of Series B Preferred Stock was entitled immediately prior to such event pursuant to the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which shall be the number of shares of common stock that are outstanding immediately after such event and the denominator of which shall be the number of shares of common stock that were outstanding immediately prior to such event.

                         (iii) Voting  Rights.  The holders of Units of Series B
Preferred Stock shall have the following voting rights:

                            (A)  Subject  to  the   provision   for   adjustment
hereinafter set forth, each Unit of Series B Preferred Stock shall entitle the holder thereof to one vote on all matters submitted to a vote of the shareholders of the corporation. In the event the corporation shall at any time after the Rights Dividend Declaration Date (1) declare any dividend on outstanding shares of common stock payable in shares of common stock; (2) subdivide outstanding shares of common stock; or (3) combine the outstanding shares of common stock into a smaller number of shares, then in each such case the number of votes per Unit to which holders of Units of Series B Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction the numerator of which shall be the number of shares of common stock that are outstanding immediately after such event and the denominator of which shall be the number of shares of common stock that were outstanding immediately prior to such event.

                            (B) Except as otherwise  provided  herein or by law,
the holders of Units of Series B Preferred Stock and the holders of shares of common stock shall vote together as one class on all matters submitted to a vote of shareholders of the corporation.

                            (C) Except as set forth  herein or  required by law,
holders of Units of Series B Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of shares of common stock as set forth herein) for the taking of any corporate action.

                         (iv) Reacquired Shares. Any Units of Series B Preferred
Stock  purchased  or  otherwise  acquired  by  the  corporation  in  any  manner whatsoever shall be retired and cancelled promptly after the acquisition thereof. All such Units shall, upon their cancellation, become authorized but unissued Units of Series B Preferred Stock to be created by resolution or resolutions of the Board of Directors, subject to the conditions and restrictions on issuance set forth herein.

                         (v) Liquidation.  Upon any liquidation,  dissolution or
winding up of the corporation, whether voluntary or involuntary, the holders of Units of Series B Preferred Stock shall be entitled to share in any assets remaining ratably with the holders of the common stock. In the event the corporation shall at any time after the Rights Dividend Declaration Date (1) increase by way of stock split or similar transaction the number of outstanding shares of common stock; (2) subdivide the outstanding shares of common stock; or
(3) combine the outstanding shares of common stock into a smaller number of shares, then in each such case the aggregate amount to which holders of Units of Series B Preferred Stock were entitled prior to such event shall be adjusted by multiplying such amount by a fraction, the numerator of which shall be the number of shares of common stock that are outstanding immediately after such event and the denominator of which shall be the number of shares of common stock that were outstanding immediately prior to such event.

                         (vi)  Share   Exchange,   Merger,   Etc.  In  case  the
corporation shall enter into any share exchange, merger, combination or other transaction in which the shares of common stock are exchanged for or converted into other stock or securities, cash and/or any other property, then in any such case Units of Series B Preferred Stock shall at the same time be similarly exchanged for or converted into an amount per Unit (subject to the provision for adjustment hereinafter set forth) equal to the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of common stock is converted or exchanged. In the event the corporation shall at any time after the Rights Dividend Declaration Date (1) declare any dividend on outstanding shares of common stock payable in shares of common stock; (2) subdivide outstanding shares of common stock; or (3) combine outstanding shares of common stock into a smaller number of shares, then in each such case the amount set forth in the immediately preceding sentence with respect to the exchange or conversion of Units of Series B Preferred Stock shall be adjusted by multiplying such amount by a fraction the numerator of which shall be the number of shares of common stock that are outstanding immediately after such event and the denominator of which shall be the number of shares of common stock that were outstanding immediately prior to such event.

                         (vii) Redemption. The Units of Series B Preferred Stock
shall not be redeemable at the option of the corporation or any holder thereof. Notwithstanding the foregoing sentence of this Section, the corporation may acquire Units of Series B Preferred Stock in any other manner permitted by law and the Charter or Bylaws of the corporation.

                         (viii)  Ranking.  The Units of Series B Preferred Stock
shall rank junior to all other series of the preferred stock and to any other class of preferred stock that hereafter may be issued by the corporation as to the payment of dividends and the distribution of assets, unless the terms of any such series or class shall provide otherwise.

                         (ix)   Amendment.   The  Charter,   including   without
limitation the provisions hereof, shall not hereafter be amended, either directly or indirectly, or through merger or share exchange with another corporation, in any manner that would alter or change the powers, preferences or special rights of the Series B Preferred Stock so as to affect the holders thereof adversely without the affirmative vote of the holders of a majority or more of the outstanding Units of Series B Preferred Stock, voting separately as a class.

                         (x) Fractional Shares. The Series B Preferred Stock may
be issued in Units or other fractions of a share, which Units or fractions shall entitle the holder, in proportion to such holder's fractional shares, to exercise voting rights, receive dividends, participate in distributions and to have the benefit of all other rights of holders of Series B Preferred Stock.

         8. The shareholders of the corporation shall not have preemptive rights.

         9. All corporate powers shall be exercised by or under the authority of, and the business and affairs of the corporation shall be managed under the direction of, a Board of Directors. A director shall hold office until the annual meeting of shareholders for the year in which his or her term expires and until his or her successor shall be elected and shall qualify; subject, however, to prior death, resignation, retirement, disqualification, or removal from office. Any vacancy on the Board of Directors, including a vacancy that results from an increase in the number of directors or a vacancy that results from the removal of a director with cause, may be filled only by the Board of Directors.

                  Any director may be removed from office but only for cause and only by (a) the affirmative vote of the holders of a majority of the voting power of the shares entitled to vote in the election of directors, considered for this purpose as one class, unless a vote of a special voting group is otherwise required by law, or (b) the affirmative vote of a majority of the entire Board of Directors then in office.

                  Notwithstanding the foregoing, whenever the holders of any one or more classes or series of Preferred Stock issued by the corporation shall have the right, voting separately by class or series, to elect directors at an annual or special meeting of shareholders, the election, term of office, filling of vacancies, and other features of such directorships shall be governed by the terms of this Charter applicable thereto.

                  Notwithstanding any other provision of this Charter, the affirmative vote of holders of two-thirds of the voting power of the shares entitled to vote at an election of directors shall be required to amend, alter, change or repeal, or to adopt any provisions as part of this Charter or as part of the corporation's Bylaws inconsistent with the purpose and intent of this
Article 9.

         10. To the fullest extent permitted by the Tennessee Business Corporation Act as in effect on the date hereof, and as hereafter amended from time to time, a director of the corporation shall not be liable to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director. If the Tennessee Business Corporation Act or any successor statute is amended after adoption of this provision to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the corporation shall be eliminated or limited to the fullest extent permitted by the Tennessee Business Corporation Act, as so amended from time to time, or such successor statute. Any repeal or modification of this Article 10 by the shareholders of the corporation shall not affect adversely any right or protection of a director of the corporation existing at the time of such repeal or modification or with respect to events occurring prior to such time.

         11. The corporation shall indemnify every person who is or was a party or is or was threatened to be made a party to any action, suit, or proceeding, whether civil, criminal, administrative, or investigative, by reason of the fact that he or she is or was a director or officer or is or was serving at the request of the corporation as a director, officer, employee, agent, or trustee of another corporation or of a partnership, joint venture, trust, employee benefit plan, or other enterprise, including service on a committee formed for any purpose (and, in each case, his or her heirs, executors, and administrators), against all expense, liability, and loss (including counsel fees, judgments, fines, ERISA excise taxes, penalties, and amounts paid in settlement) actually and reasonably incurred or suffered in connection with such action, suit, or proceeding, to the fullest extent permitted by applicable law, as in effect on the date hereof and as hereafter amended. Such indemnification may include advancement of expenses in advance of final disposition of such action, suit, or proceeding, subject to the provision of any applicable statute.

                  The indemnification and advancement of expenses provisions of this Article 11 shall not be exclusive of any other right that any person (and his or her heirs, executors, and administrators) may have or hereafter acquire under any statute, this Charter, the corporation's Bylaws, resolution adopted by the shareholders, resolution adopted by the Board of Directors, agreement, or insurance, purchased by the corporation or otherwise, both as to action in his or her official capacity and as to action in another capacity. The corporation is hereby authorized to provide for indemnification and advancement of expenses through its Bylaws, resolution of shareholders, resolution of the Board of Directors, or agreement, in addition to that provided by this Charter.

         12. The corporation shall hold a special meeting of shareholders only in the event of (a) a call of the Board of Directors of the corporation or the officers authorized to do so by the Bylaws of the corporation, or (b) the holders of at least twenty percent of all the votes entitled to be cast on any issue proposed to be considered at the proposed special meeting sign, date, and deliver to the corporation's secretary one or more written demands for the meeting describing the purpose or purposes for which it is to be held, which shall be held upon the call of the Board of Directors.

         Notwithstanding any other provision of this Charter, the affirmative vote of holders of two-thirds of the voting power of the shares entitled to vote at an election of directors shall be required to amend, alter, change or repeal, or to adopt any provisions as part of this Charter or as part of the corporation's Bylaws inconsistent with the purpose and intent of this Article 12.







Dated: February 29, 2000